UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 18, 2012

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

The information in this report furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1 and 99.2 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Items 2.02 and 7.01 of this report.

On October 18, 2012, Advanced Micro Devices, Inc. (the “Company”) announced its financial position and results of operations as of and for its fiscal quarter ended September 29, 2012 in a press release that is attached hereto as Exhibit 99.1. Attached hereto as Exhibit 99.2 is financial information and commentary by Devinder Kumar, Senior Vice President, Corporate Controller and Interim Chief Financial Officer of the Company regarding the Company’s fiscal quarter ended September 29, 2012.

To supplement the Company’s financial results presented on a U.S. GAAP (“GAAP”) basis, the Company’s earnings release contains non-GAAP financial measures, including non-GAAP net income (loss), non-GAAP earnings (loss) per share, non-GAAP operating income (loss), non-GAAP operating expenses, non-GAAP gross margin, Adjusted EBITDA, and non-GAAP adjusted free cash flow. The Company believes that this non-GAAP presentation makes it easier for investors to compare current and historical periods’ operating results and that it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

To derive non-GAAP net loss and non-GAAP loss per share for the Company for the third fiscal quarter of 2012, the Company excluded the amortization of acquired intangible assets and net restructuring charges.

To derive non-GAAP net income and non-GAAP earnings per share for the Company for the second fiscal quarter of 2012, the Company excluded the amortization of acquired intangible assets and a charge related to a legal settlement with a third party.

To derive non-GAAP net income and non-GAAP earnings per share for the third fiscal quarter of 2011, the Company excluded the amortization of acquired intangible assets and the loss on debt repurchase.

To derive non-GAAP operating loss for the Company for the third fiscal quarter of 2012, the Company excluded the amortization of acquired intangible assets and net restructuring charges.

To derive non-GAAP operating income for the Company for the second fiscal quarter of 2012, the Company excluded the amortization of acquired intangible assets and a charge related to a legal settlement with a third party.

To derive non-GAAP operating income for the Company for the third fiscal quarter of 2011, the Company excluded the amortization of acquired intangible assets.

To derive non-GAAP operating expenses for the Company for the third fiscal quarter of 2012, the Company excluded the amortization of acquired intangible assets and net restructuring charges.

To derive non-GAAP operating expenses for the Company for the second fiscal quarter of 2012 and the third fiscal quarter of 2011, the Company excluded the amortization of acquired intangible assets.

To derive non-GAAP gross margin for the Company for the second fiscal quarter of 2012, the Company excluded a charge related to a legal settlement with a third party.

Specifically, these non-GAAP financial measures reflect adjustments based on the following:

Restructuring charges, net: During the third fiscal quarter of 2012, the Company incurred restructuring charges primarily related to severance and the continuation of certain employee benefits related to the termination of certain employees in the Company’s back-end manufacturing facility in Singapore. The Company excluded these restructuring charges from the Company’s GAAP net loss, GAAP loss per share, GAAP operating loss and GAAP operating expenses for the third fiscal quarter of 2012 because they are not indicative of ongoing performance.

Legal settlement: In the second fiscal quarter of 2012, management determined that it was probable a settlement would be reached with a third party and that the amount of the settlement was estimable. As a result, the Company recorded the estimated settlement amount of $5 million in the second fiscal quarter of 2012 as a legal settlement. This amount remained accrued as of June 30, 2012. The Company excluded this charge from its GAAP net income, GAAP earnings per share, GAAP operating income and GAAP gross margin for the second fiscal quarter of 2012 because it is not indicative of ongoing operating performance.

Loss on debt repurchase: During the third fiscal quarter of 2011, the Company repurchased an aggregate of $150 million face value of its 6.00% Convertible Senior Notes due 2015 resulting in a loss of $5 million. The Company excluded this item from the Company’s GAAP net income for the third fiscal quarter of 2011 because it is not indicative of ongoing operating performance.

Amortization of acquired intangible assets: Amortization of acquired intangible assets represents amortization expenses of acquired identifiable intangible assets in connection with the Company’s ATI Technologies and SeaMicro acquisitions. The Company excluded this item from the Company’s GAAP net income (loss), GAAP earnings (loss) per share, GAAP operating income (loss) and GAAP operating expenses for all periods presented in order to enable investors to better evaluate its current operating performance compared with prior periods and because these expenses are not indicative of ongoing operating performance.

In addition to the above non-GAAP financial measures, the Company presented “Adjusted EBITDA” in the earnings release as a supplemental measure of its performance. The Company determines its adjusted EBITDA by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, for the second fiscal quarter of 2012, the Company also included an adjustment related to a legal settlement with a third party; for the third fiscal quarter of 2012 and the nine months ended September 29, 2012, the Company also included an adjustment for net restructuring charges; for the nine months ended September 29, 2012, the Company also included adjustments for the limited waiver of exclusivity from GLOBALFOUNDRIES (“GF”), a legal settlement with a third party and costs related to acquisition of SeaMicro; for the nine months ended October 1, 2011, the Company included adjustments related to a payment to GF and a legal settlement with a third party. The payment to GF occurred in the first quarter of 2011 when the Company incurred a charge of $24 million in cost of sales related to a payment to GF in the form of cash and GF Class A Preferred Shares that the Company owned. This payment primarily related to certain manufacturing assets of GF which do not benefit the Company. The Company calculates and communicates Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

The Company also presents non-GAAP adjusted free cash flow in the earnings release as a supplemental measure of its performance. In 2008 and 2009, the Company and certain of its subsidiaries (collectively, the “AMD Parties”) entered into supplier agreements with IBM Credit LLC and certain of its subsidiaries (collectively, the “IBM Parties”). Pursuant to these supplier agreements, the AMD Parties sold to the IBM Parties invoices of selected distributor customers. Because the Company does not recognize revenue until its distributors sell its products to their customers, under GAAP, the Company classified funds received from the IBM Parties as debt on the balance sheet. Moreover, for cash flow purposes, these funds were classified as cash flows from financing activities. When a distributor paid the applicable IBM Party, the Company reduced the distributor’s accounts receivable and the corresponding debt resulted in a noncash accounting entry. Because the Company did not receive the cash from the distributor to reduce the accounts receivable, the distributor’s payment was not reflected in the Company’s cash flows from operating activities.

Non-GAAP adjusted free cash flow for the Company was determined by adding the distributors’ payments to the IBM Parties to GAAP net cash provided by (used in) operating activities. This amount was then further adjusted by subtracting capital expenditures. Generally, under GAAP, the reduction in accounts receivable is assumed to be a source of operating cash flows. Therefore, the Company believes that treating the payments from its distributor customers to the IBM Parties as if the Company actually received the cash from the distributor and then used that cash to pay down the debt is more reflective of the economic substance of the transaction. On February 11, 2011, the Company terminated its supplier agreements with IBM Parties. As a result, as of the end of the second quarter of 2011, there were no outstanding invoices relating to the financing arrangement with the IBM Parties, and starting from the third quarter of 2011, the Company no longer makes quarterly adjustments for distributors’ payments to the IBM Parties to its GAAP net cash provided by (used in) operating activities when calculating non-GAAP adjusted free cash flow.

The Company calculates and communicates non-GAAP adjusted free cash flow in the financial schedules because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP adjusted free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP adjusted free cash flow as an alternative to GAAP liquidity measures of cash flows from operating or financing activities. The Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 18, 2012, the Company announced that it intends to implement a restructuring plan (the “Plan”) to reduce operating expenses and better position the Company competitively. During the fourth quarter of 2012, the Plan involves a workforce reduction of approximately 15% of the Company’s global workforce who will be notified regarding the termination of their employment during the remainder of the fourth quarter of fiscal 2012 as well as site consolidations.

The Company currently estimates that it will record restructuring expense in the fourth quarter of fiscal 2012 of approximately $80 million, substantially all of which is related to severance and costs of continuation of certain employee benefits. Of the total fourth quarter of fiscal 2012 restructuring expense, approximately $50 million will be cash expenditures in the fourth quarter of fiscal 2012, and $30 million will be future cash expenditures in the first quarter of fiscal 2013.

The Company expects to take additional restructuring actions in the first half of fiscal 2013. The Company cannot currently estimate the amount or range of the charges associated with the Plan for the first half of fiscal 2013. However, the restructuring charge may be material. The Company intends to file an amendment to this Current Report on Form 8-K within four business days after it makes a determination of such amount.

The Company believes that the restructuring actions taken in the fourth quarter of fiscal 2012 will result in operational savings, primarily in operating expenses, of approximately $20 million in the fourth fiscal quarter of 2012 and $190 million in fiscal 2013.

The Company expects that the restructuring plan will be materially completed in the first half of fiscal 2013.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning AMD’s restructuring plan, the timing of actions in connection with the plan, the timing for the completion of the plan and anticipated restructuring charges, cash expenditures and operational savings as a result of the implementation of the restructuring plan, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this Current Report are based on current beliefs, assumptions and expectations, speak only as of the date of this Current Report and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities may negatively impact the company’s plans; the company may be unable to develop, launch and ramp new products and technologies in the volumes that are required by the market at mature yields on a timely basis; that the company’s third party foundry suppliers will be unable to transition its products to advanced manufacturing process technologies in a timely and effective way or to manufacture the company’s products on a timely basis in sufficient quantities and using competitive technologies; the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products; the company’s requirements for wafers are less than the fixed number of wafers that it agreed to purchase from GLOBALFOUNDRIES (GF) in 2012 or GF encounters problems that significantly reduce the number of functional die the company receives from each wafer; that customers stop buying the company’s products or materially reduce their operations or demand for the company’s products; that the company may be unable to maintain the level of investment in research and development that is required to remain competitive; that there may be unexpected variations in the market growth and demand for its products and technologies in light of the product mix that the company may have available at any particular time or a decline in demand; that the company will require additional funding and may be unable to raise sufficient capital on favorable terms, or at all; that global business and economic conditions will not improve or will worsen; that demand for computers will be lower than currently expected; and the effect of political or economic instability, domestically or internationally, on the company’s sales or supply chain. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 18, 2012.

99.2	Financial Information and Commentary on Third Quarter of 2012 Results

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2012	ADVANCED MICRO DEVICES, INC.

	By:	/s/ FAINA ROEDER
	Name:	Faina Roeder
	Title:	Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated October 18, 2012.

99.2	Financial Information and Commentary on Third Quarter of 2012 Results